Exhibit 99.1

HyperFeed Reports Year End 2004 Results

CHICAGO, March 11, 2005 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of managed ticker plant and smart order routing technologies to exchanges, financial institutions, hedge funds, and channel partners today reported results for the year ended December 31, 2004.

HyperFeed’s revenue in 2004 was $6.0 million versus $1.6 million in 2003, representing an increase of 275% year over year. The Company reported a net loss of $(5.0) million in 2004, or $(1.62) per share, versus net income of $1.6 million, or $0.56 per share, in 2003. Included in net income for 2003 was $5.7 million, net of taxes, from the gain and income from discontinued operations as a result of the sale of the Company’s consolidated market data feed business.

Net cash and cash equivalents of $0.2 million at December 31, 2004 decreased $4.5 million from $4.7 million at December 31, 2003. This decrease was primarily due to the Company’s operating loss, which narrowed to $5.0 million in 2004 from $6.7 million in 2003. The Company currently has credit available to it under a $1.5 million secured convertible promissory note entered into by the Company with its majority stockholder, PICO Holdings, Inc. (PICO) in November 2004. PICO has preliminarily indicated that it will provide additional financing, which will be necessary for HyperFeed to continue to fund its business plan over the next twelve months. Any additional financing will be subject to HyperFeed’s Board approval.

Since the Company divested its market data feed business and implemented a new business model focused on the licensing of proprietary technology, the Company has experienced significant growth in new revenue. The Company has entered into agreements with over twenty firms, including the Chicago Board of Options Exchange, the NASDAQ Stock Exchange, and Susquehanna International Group, to provide such technologies in each of the Company’s four target markets: exchanges, financial institutions, hedge funds and channel partners. Typically, the Company enters into renewable license agreements that provide for subscription-based payment terms; that is, periodic rather than up-front payments of license fees, which we believe has the effect of building a less volatile revenue base that provides consistent growth with the addition of each new customer. Under the Company’s new business model, it has entered into agreements providing for aggregate payments to the Company during the initial term of such agreements of approximately $12.3 million, of which $6.0 million was recognized in 2004. HyperFeed currently believes that most of these amounts will be recognized during 2005 and 2006.

After year-end, HyperFeed added broker-neutral smart order routing technology (SORTT) through the purchase of the business of technology provider, Focus Technology Group LLC. The SORTT technology allows clients to improve trade execution while keeping pace with regulatory mandates like the proposed REG-NMS. With the purchase of the business of Focus, the Company has expanded HyperFeed business model into the transactional marketplace.

Mr. Paul Pluschkell, President and CEO of HyperFeed, said, “We have completed our first full fiscal year under our new business model, significantly increasing our revenue and gross margin while decreasing our expenses during 2004. We decreased total expenses, including discontinued expenses from $17.5 million in 2003 to $11.4 million in 2004. We have an ending run rate of expenses of $9.2 million, which we believe will remain relatively consistent.”

Mr. Pluschkell added, “We made great strides on many fronts in 2004, including product enhancements to keep ahead of the industry’s explosive growth in message rates, the successful launch of our utility services platform provided in partnership with Savvis Communications, and the signing of over twenty new contracts for our products and services. After year-end we added the SORTT technology to our offerings, enabling us to leverage our ultra low latency ticker plants with smart order routing products for direct market access. This combination allows HyperFeed to expand our offering to the Algorithmic Trading Platforms (ATPs) by not only supplying the data to these engines but also supplying the route decisions required to execute an order.”

About HyperFeed Technologies, Inc.

HyperFeed Technologies, Inc. (OTCBB: HYPR) is a leading provider of enterprise-wide tickerplant and transaction technology software and services enabling financial institutions to process and use high performance exchange data with Smart Order Routing and other applications. HyperFeed’s extreme low latency processing combined with smart order routing for transactions provides institutions, exchanges, content providers, and value-added resellers with fast, flexible, and smart utilities to power their trading systems.

HyperFeed’s HTPX platform that include HVAULT and HBOX software products and managed services are designed to support low latency yet high value real-time market data; data services for use in receiving and distributing financial content with a competitive edge. Its dynamic Smart Order Routing utilities are aimed at allowing firms to be REG-NMS compliant while offering price improvement in order execution.

Data Delivery Utility (DDU) is a global, highly-distributed, fully-managed financial content distribution utility with extremely low latency and an end-to-end Service Level Agreement (SLA) — a completely new alternative for reliable market data delivery.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheets

December 31	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$193,702	$4,668,038
Accounts receivable, less allowance for doubtful accounts of: 2004: $34,031; 2003: $0	603,692	797,048
Notes receivable, less allowance of: 2004: $60,830; 2003: $50,000	93,798	150,465
Prepaid expenses and other current assets	125,890	173,816
Assets related to discontinued operations	44,670	811,878

Total current assets	1,061,752	6,601,245

Property and equipment
Computer equipment	1,627,021	2,343,853
Communication equipment	1,031,370	1,296,550
Furniture and fixtures	106,559	82,839
Leasehold improvements	531,809	531,809

	3,296,759	4,255,051
Less: accumulated depreciation and amortization	(2,457,645)	(3,019,964)

Property and equipment, net	839,114	1,235,087
Other intangible assets, net of accumulated amortization of: 2004: $229,167; 2003: $70,000	78,333	110,000
Software development costs, net of accumulated amortization of: 2004: $3,016,799; 2003: $2,733,126	1,686,975	1,732,721
Deposits and other assets	46,472	35,205

Total assets	$3,712,646	$9,714,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$465,000	$—
Accounts payable	655,299	605,644
Accrued expenses	328,772	587,193
Accrued compensation	77,763	73,157
Income taxes payable	27,270	40,000
Unearned revenue	268,042	15,000
Liabilities related to discontinued operations	828,172	2,419,879

Total current liabilities	2,650,318	3,740,873

Accrued expenses, less current portion	297,164	292,676

Total liabilities	2,947,482	4,033,549

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; issued and outstanding:
Series A and B 5% convertible: 0 shares at December 31, 2004 and 2003	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding:
3,064,493 shares at December 31, 2004 and 3,051,989 shares at December 31, 2003	3,065	3,052
Additional paid-in capital	46,111,516	46,070,113
Accumulated deficit	(45,349,417)	(40,392,456)

Total stockholders’ equity	765,164	5,680,709

Total liabilities and stockholders’ equity	$3,712,646	$9,714,258

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations

For the following years ended December 31	2004	2003	2002
Revenue
HyperFeed	$5,512,172	$1,029,340	$—
HYPRWare	454,916	570,623	911,141

Total revenue	5,967,088	1,599,963	911,141
Direct costs of revenue	1,585,129	1,537,323	1,342,839

Gross margin	4,381,959	62,640	(431,698)

Operating expenses
Sales and marketing	1,827,304	614,845	—
General and administrative	3,021,341	3,121,500	2,552,604
Research and development	1,441,472	1,827,975	1,426,502
Operations	2,236,969	186,706	—
Depreciation and amortization	870,330	997,729	1,685,285

Total operating expenses	9,397,416	6,748,755	5,664,391

Loss from operations	(5,015,457)	(6,686,115)	(6,096,089)

Other income (expense)
Interest income	9,427	20,381	22,035
Interest expense	(4,151)	(1,636)	(2,772)

Net other income	5,276	18,745	19,263

Loss from continuing operations before income taxes	(5,010,181)	(6,667,370)	(6,076,826)
Income tax benefit	(22,000)	(2,612,000)	(1,004,099)

Loss from continuing operations	(4,988,181)	(4,055,370)	(5,072,727)

Discontinued operations
Income (loss) from discontinued operations, net of taxes (benefit) of 2004: $(160,000); 2003: $(29,000); 2002: $957,800	(276,780)	1,329,343	711,953
Gain on disposition of discontinued operations, net of taxes of 2004: $192,000; 2003: $2,681,000; 2002: $0	308,000	4,326,845	—

Income from discontinued operations	31,220	5,656,188	711,953

Net income (loss) available for common stockholders	$(4,956,961)	$1,600,818	$(4,360,774)

Basic net income (loss) per share available for common stockholders:
Continuing operations	$(1.63)	$(1.43)	$(2.09)
Discontinued operations	0.01	1.99	0.29

Basic net income (loss) per share available for common stockholders	$(1.62)	$0.56	$(1.80)

Diluted net income (loss) per share available for common stockholders:
Continuing operations	$(1.63)	$(1.41)	$(2.09)
Discontinued operations	0.01	1.97	0.29

Diluted net income (loss) per share available for common stockholders	$(1.62)	$0.56	$(1.80)

Basic weighted-average common shares outstanding	3,059,176	2,844,751	2,427,674
Diluted weighted-average common shares outstanding	3,059,176	2,870,154	2,427,674

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

For the following years ended December 31	2004	2003	2002
Cash flows from operating activities:
Net income (loss)	$(4,956,961)	$1,600,818	$(4,360,774)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	870,330	1,027,215	1,685,286
Amortization of software development costs	1,300,607	1,330,879	1,363,827
Provision for doubtful accounts	44,861	150,000	—
Gain on disposition of discontinued operations	—	(7,007,845)	—
Loss on disposal of equipment	16,179	—	—
Changes in assets and liabilities, net of acquisitions and discontinued operations:
Accounts receivable	176,095	(723,758)	(8,466)
Prepaid expenses and other current assets	47,926	(87,923)	(36,154)
Deposits and other assets	(11,267)	19,524	7,873
Accounts payable	28,655	419,731	87,044
Accrued expenses	(257,066)	352,671	(31,958)
Deferred rent	7,739	256,587	(36,089)
Unearned revenue	253,042	15,000	—
Income taxes payable	(12,730)	40,000	(5,000)

Net cash used in continuing operations	(2,492,590)	(2,607,101)	(1,334,411)
Net cash provided by (used in) discontinued operations	(831,099)	(854,094)	3,226,230

Net cash provided by (used in) operating activities	(3,323,689)	(3,461,195)	1,891,819

Cash flows from investing activities:
Purchase of property and equipment	(364,067)	(643,769)	(458,869)
Software development costs capitalized	(1,254,861)	(1,157,460)	(1,329,001)
Proceeds from sale of discontinued operations	—	7,300,000	—
Proceeds from disposal of equipment	32,698	—	—
Purchase of intangible asset	(127,500)	—	—
Provision for doubtful notes receivable	10,830	—	—
Repayment of note receivable	45,837	48,677	858

Net cash provided by (used in) investing activities	(1,657,063)	5,547,448	(1,787,012)

Cash flows from financing activities:
Proceeds from issuance of common stock	41,416	1,485,074	384,641
Proceeds from sale of restricted cash equivalents	—	—	250,000
Payment to bank for assignment of note receivable	—	—	(250,000)
Net borrowings under line of credit	465,000	—	—

Net cash provided by financing activities	506,416	1,485,074	384,641

Net increase (decrease) in cash and cash equivalents	(4,474,336)	3,571,327	489,448
Cash and cash equivalents at beginning of year	4,668,038	1,096,711	607,263

Cash and cash equivalents at end of year	$193,702	$4,668,038	$1,096,711

Supplemental disclosures of cash flow information:
Interest paid	$4,151	$1,636	$2,772
Income taxes paid (refunded)	$(31,214)	$7,665	$(2,228)
Supplemental disclosures of noncash investing and financing activities:
Note received as consideration for disposition of discontinued operations	$—	$150,000	$—